UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2014 (September 11, 2014)

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 8.01	Other Events

On September 11, 2014, W. R. Grace & Co. (“Grace”) issued a press release (the “Press Release”) announcing that W. R. Grace & Co.-Conn., its wholly owned subsidiary (“Grace-Conn.”), priced an offering of $700 million aggregate principal amount of 5.125% senior notes due 2021 and $300 million aggregate principal amount of 5.625% senior notes due 2024 (together, the “New Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the pricing of the notes, Grace, Grace-Conn. and Alltech Associates, Inc. (“Alltech” and, together with Grace, the “Guarantors”), entered into a purchase agreement, dated as of September 11, 2014 (the “Purchase Agreement”), with certain initial purchasers named therein (the “Initial Purchasers). The Purchase Agreement contains customary representations, warranties and agreements by Grace-Conn. and the Guarantors, including indemnification provisions with respect to disclosure made in connection with the New Notes.

The New Notes and the related guarantees to be issued in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be offered or sold absent registration or an applicable exemption from registration requirements.

Forward Looking Statements

This document contains, and our other public communications may contain, forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words "believes," "plans," "intends," "targets," "will," "expects," "suggests," "anticipates," "outlook," "continues" or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; budgets; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions, including currency exchange rate changes; the cost and availability of raw materials and energy; the effectiveness of our research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting our funded and unfunded pension obligations; our legal and environmental proceedings; costs of compliance with environmental regulation; and those factors set forth in our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release any revisions to the projections and forward-looking statements contained in this document, or to update them to reflect events or circumstances occurring after the date of this document.

Item 9.01.	Financial Statements and Exhibits

(c)    Exhibits

In reviewing the agreements included as exhibits to this and other Reports filed by Grace with the Securities and Exchange Commission, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Grace or other parties to the agreements. The agreements generally contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement. These representations and warranties:

-Are not statements of fact, but rather are used to allocate risk to one of the parties if the statements prove to be inaccurate;

-May have been qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

-May apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

-Were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and do not reflect more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Michael W. Conron

Michael W. Conron
Assistant Secretary

Dated: September 12, 2014

4